SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

April 28, 2021

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BLL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated April 29, 2021

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2021, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). Following are the results of the matters voted on by shareholders at the Annual Meeting.

1
1.	Election of Directors.

Director	For	Withheld

John A. Bryant	187,569,215	90,644,248
Michael J. Cave	211,313,161	66,900,302
Daniel W. Fisher	266,258,114	11,955,349
Pedro H. Mariani	211,966,085	66,247,378

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for 2021.

For	Against	Abstain
279,888,405	14,858,080	261,622

3.	Approval, by non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the 2021 Proxy Statement.

For	Against	Abstain	Broker Non-Votes
257,727,313	19,366,625	1,119,525	16,794,644

Item 8.01	Other Events.

On April 28, 2021, the Company’s Board of Directors declared a cash dividend of 15 cents per share, payable June 15, 2021, to shareholders of record as of June 1, 2021. The cash dividend authorization is described in the press release dated April 28, 2021, and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1	Ball Corporation Press Release dated April 28, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President, General Counsel and Corporate Secretary

Date: April 29, 2021

Ball Corporation

Form 8-K

April 29, 2021

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated April 28, 2021	99.1